                                                                    EXHIBIT 21.1

                           BURLINGTON RESOURCES INC.

                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the significant subsidiaries of Burlington Resources Inc. showing the place of incorporation or organization and the percentage of voting securities owned.

                                                                             PERCENTAGE
                                                                             OF VOTING
                                                                          SECURITIES OWNED
                                                JURISDICTION OF             DIRECTLY OR
                                                 INCORPORATION             INDIRECTLY BY
                   NAME OF COMPANY              OR ORGANIZATION           IMMEDIATE PARENT
                   ---------------              ---------------           ----------------
Burlington Resources International Inc......        Delaware                    100%
Burlington Resources Hydrocarbons Inc.......        Delaware                    100%
Burlington Resources Oil & Gas Company LP...        Delaware                    100%
Burlington Resources Trading Inc............        Delaware                    100%
Glacier Park Company........................        Delaware                    100%
The Louisiana Land and Exploration Company..        Maryland                    100%
BROG GP Inc.................................        Delaware                    100%
BROG LP Inc.................................        Delaware                    100%
Burlington Resources Canada Ltd.............     Alberta, Canada                100%
Canadian Hunter Exploration Ltd.............     Alberta, Canada                100%
Burlington Resources Canada Partnership.....     Alberta, Canada                100%

     The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.